SKY PROJECT TERMINATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of April 21, 2008.

BETWEEN:

STRATHMORE RESOURCES (US) LTD., a Nevada corporation, with an address at 2420 Watt Court Riverton, Wyoming, 82501

(“Strathmore”)

AND:

YELLOWCAKE MINING INC., a Nevada corporation, with an address s at 200-
8275 South Eastern Avenue, Las Vegas, NV 89123

(“Yellowcake”)

WHEREAS:

A.	Strathmore and Yellowcake entered into an option and joint venture agreement regarding the Sky Project, dated July 31, 2007 (the “JV Agreement”); and

B.	the parties wish to terminate the JV Agreement on the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the parties agree as follows:

1.

The JV Agreement and the obligations of the parties thereunder are hereby terminated effective as of the date of this Agreement and neither of the parties thereunder shall have any further obligation under the JV Agreement with respect to the properties described thereunder or otherwise to the other party thereto.

2.

Each party shall execute and deliver all such further and other agreements, assurances, undertakings, acknowledgments and documents, cause such meetings to be held, resolutions passed and to do or cause to be done and perform all acts or things necessary or desirable to give full effect to the provisions of this Agreement.

3.	This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, successors, personal representatives and permitted assigns.

4.	This Agreement may be executed in counterparts and delivered via facsimile or other electronic means.

5.

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and will be treated, in all respects, as a British Columbia contract.

6.	This Agreement may only be modified or amended by a written document signed by each party to this Agreement.

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EXECUTED as of the date first written above.

STRATHMORE RESOURCES (US) LTD

By:	/s/ David Miller
Name:	David Miller
Title:	Chief Executive Officer

YELLOWCAKE MINING INC.

By:	/s/ William Tafuri
Name:	William Tafuri
Title:	President, Secretary and Treasurer